AMENDMENT NO. 9
              TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 9 to the Amended and Restated Expense Limitation Agreement, dated as of _________, 2006, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust, as amended on May 1, 2002, May 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005 and
December 16, 2005.

     1. New Portfolios. The Manager and the Trust have determined to add the Met/AIM Capital Appreciation Portfolio, Batterymarch Growth and Income Portfolio, Batterymarch Mid-Cap Stock Portfolio, Federated High Yield Portfolio, Loomis Sayles Global Markets Portfolio, Princeton Large-Cap Core Portfolio, MFS Emerging Markets Equity Portfolio, MFS Value Portfolio, Pioneer Fund Portfolio, Pioneer Strategic Income Portfolio, Pioneer Mid-Cap Value Portfolio, Dreman Small-Cap Value Portfolio, Janus Capital Appreciation Portfolio and Legg Mason Partners Managed Assets Portfolio, ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

     2. Schedule A. Schedule A to the Agreement, as amended, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 9 to Schedule A attached hereto.

     3. Term and Termination of Agreement. The Term and Termination provisions of this Agreement are amended as follows:

     This Agreement shall continue in effect with respect to all of the Portfolios, other than the New Portfolios set forth in Amendment No. 9 to Schedule A, until April 30, 2006, and, with respect to the New Portfolios, until April 30, 2007, and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety
(90) days' prior written notice to the other party at its principal place of business; provided that, in case of termination by the Trust, such action shall be authorized by resolution of a majority of the Independent Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

     MET INVESTORS SERIES TRUST                MET INVESTORS ADVISORY LLC
     ON BEHALF OF EACH OF
     ITS PORTFOLIOS

     By: ________________________              By: ________________________
           Elizabeth M. Forget                       Elizabeth M. Forget
           President                                 President

                                 AMENDMENT NO. 9

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                                             Maximum Annual
Name of Portfolio                                       Operating Expense Limit
-----------------                                       -----------------------
Lord Abbett Bond Debenture Portfolio                           None
Lord Abbett Mid-Cap Value Portfolio                            None
Lord Abbett Growth and Income Portfolio                        None
Lord Abbett Growth Opportunities Portfolio                     0.90%
Lord Abbett America's Value Portfolio                          0.85%
PIMCO Total Return Portfolio                                   None
RCM Global Technology Portfolio                                1.10%
PIMCO Inflation Protected Bond Portfolio                       0.65%
Oppenheimer Capital Appreciation Portfolio                     0.75%
T. Rowe Price Mid-Cap Growth Portfolio                         0.90%
MFS Research International Portfolio                           1.00%
Janus Aggressive Growth Portfolio                              0.90%
Met/Putnam Capital Opportunities Portfolio                     None
Met/AIM Small Cap Growth Portfolio                             1.05%
Lazard Mid Cap Portfolio                                       0.85%
Harris Oakmark International Portfolio                         1.10%
Third Avenue Small Cap Value Portfolio                         1.00%
Neuberger Berman Real Estate Portfolio                         0.90%
Turner Mid-Cap Growth Portfolio                                0.95%
Goldman Sachs Mid-Cap Value Portfolio                          0.95%
MetLife Defensive Strategy Portfolio                           0.10%
MetLife Moderate Strategy Portfolio                            0.10%
MetLife Balanced Strategy Portfolio                            0.10%
MetLife Growth Strategy Portfolio                              0.10%
MetLife Aggressive Strategy Portfolio                          0.10%
Van Kampen Comstock Portfolio                                  0.80%
Cyclical Growth and Income ETF Portfolio                       0.75%
Cyclical Growth ETF Portfolio                                  0.75%
Legg Mason Value Equity Portfolio                              0.80%
Lazard Mid Cap Portfolio                                       0.80%
Met/AIM Capital Appreciation Portfolio                           %
Batterymarch Growth and Income Portfolio                         %
Batterymarch Mid-Cap Stock Portfolio                             %
Federated High Yield Portfolio                                   %
Loomis Sayles Global Markets Portfolio                           %
Princeton Large-Cap Core Portfolio                               %
MFS Emerging Markets Equity Portfolio                            %
MFS Value Portfolio                                              %
Pioneer Fund Portfolio                                           %
Pioneer Strategic Income Portfolio                               %
Pioneer Mid-Cap Portfolio                                        %
Dreman Small-Cap Value Portfolio                                 %
Janus Capital Appreciation Portfolio                             %
Legg Mason Partners Managed Assets Portfolio                     %